United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

July 27, 2012 (May 15, 2012)
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 21, 2012, the Registrant filed a Current Report on Form 8-K disclosing that on May 15, 2012, it entered into an Asset Acquisition Agreement to acquire the assets used or held for use and specific liabilities of Bios International Corporation.  This first amendment provides the historical financial statements of Bios International Corporation and the pro forma financial information required by Item 9.01 of the Form 8-K The Current Report on Form 8-K filed on May 21, 2012, is hereby amended to include the required historical financial statements of Bios International Corporation and the required pro forma financial information.  No other amendments to the Current Report on Form 8-K filed on May 21, 2012, are being made by this Form 8-K/A.

Item 9.01                                         Financial Statements and Exhibits

(a)                                 Financial Statements of Businesses Acquired.

The Audited Financial Statements of Bios International Corporation as of and for the years ended December 31, 2011 and 2010, are attached as Exhibit 99.1.  The Unaudited Financial Statements of Bios International Corporation as of and for the three months ended March 31, 2012 and 2011, are attached as Exhibit 99.2.

(b)                                 Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Balance Sheet of Registrant as of March 31, 2012 and 2011, and the Unaudited Pro Forma Condensed Combined Statements of Income of Registrant for the years ended March 31, 2012 and 2011, are attached as Exhibit 99.3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC.
(Issuer)

DATED: July 27, 2012	BY:	/s/ John J. Sullivan
John J. Sullivan, Ph.D.
Chief Executive Officer, President, Treasurer and Director

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	The Audited Financial Statements of Bios International Corporation as of and for the years ended December 31, 2011 and 2010.	Filed Herewith

99.2	The Unaudited Financial Statements of Bios International Corporation as of and for the three months ended March 31, 2012 and 2011.	Filed Herewith

99.3

Unaudited pro forma condensed combined balance sheets as of March 31, 2012 and 2011, and the unaudited pro forma condensed combined statements of operations for the years ended March 31, 2012 and 2011.

Filed Herewith